Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

I, Christine A. Herren, Chief Accounting Officer and Principal Accounting Officer of Innotrac Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 28, 2013

/s/ Christine Herren
Christine Herren
Chief Accounting Officer
(Principal Accounting Officer)